SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2015
Blonder Tongue Laboratories, Inc. (Exact Name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)	1-14120 (Commission File Number)	52-1611421 (I.R.S. Employer Identification No.)
One Jake Brown Road, Old Bridge, New Jersey 08857 (Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (732) 679-4000
Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 19, 2015, the Board of Directors (“Board”) of Blonder Tongue Laboratories, Inc. (the “Company,” “we” or “our”) appointed Robert J. Pallé to the position of Chief Executive Officer.  Mr. Pallé is currently the Company’s President and Secretary, and he will continue in such positions and as a director of the Company.

Mr. Pallé has been one of our Directors since September, 1993, our President since May, 2003 and our Secretary since April, 1989.  Mr. Pallé  also served as our Executive Vice President from April, 1989 until May, 2003 and as our Interim Treasurer from March through April, 2001.

As previously disclosed, Mr. Pallé had voluntarily reduced his compensation from $328,015 to $131,206 effective as of February 23, 2015.  Mr. Pallé subsequently agreed to reduce his salary compensation to $1.00 effective as of April 13, 2015, also on a voluntary basis until sometime in the fourth quarter of 2015, or at some earlier date after which the Company’s liquidity was adequately improved.

On May 19, 2015, the Board also appointed Steven Shea, a current director, to the position of Chairman of the Board and approved a payment of $25,000 per year (payable quarterly) to him for serving as Chairman.

Mr. Shea  has been one of our directors since September, 2009.  Mr. Shea has more than twenty-five years of investment banking experience.  He currently serves as managing partner of EnREIT, LLC and Energy Infrastructure Capital, LLC, entities which invest in the energy and oil and gas exploration industry.  Mr. Shea assumed these positions in April, 2013 and also continues to serve Hardesty Capital Management, LLC as Chairman of the Executive Committee.  From January, 2011 until November, 2013, he served as President of Hardesty Capital Management, LLC (an SEC registered investment advisor) and Hardesty Capital Corporation, which provide investment advisory services to corporations, institutions and individuals.  Prior thereto, Mr. Shea was an Executive Vice President of Ferris, Baker Watts, Inc. (“Ferris Baker”), from 1999 until the sale of such firm in 2008. Mr. Shea also served as the Executive Director of the Capital Markets Division of Ferris Baker and was a member of their Board of Directors and Executive and Strategic Alternative Committees of the Board of Directors. Prior to his position at Ferris Baker, Mr. Shea was a Vice President with Mercantile Safe Deposit and Trust Company from 1989 to 1993, and was a Vice President at Maryland National Bank from 1981 to 1989.  Mr. Shea  presently serves on the Board of Directors of Trade River Finance USA.

On March 19, 2015, each of the non-employee directors of the Company voluntarily agreed to defer receipt of the quarterly stipend payment of $6,250 per director (but not meeting attendance fees) until the fourth quarter of 2015 or such earlier date on which the Company, in the opinion of the Board, has normalized its liquidity, or in lieu of such deferral, convert such amounts into common stock under the Director Stock Purchase Plan.

Item 5.07                          Submission of Matters to a Vote of Security Holders.

The 2015 Annual Meeting of the Company was held on May 19, 2015.  On March 31, 2015, the record date for the Annual Meeting, 6,262,736 shares of the Company’s common stock were outstanding and entitled to one vote per share upon all matters submitted at the 2015 Annual Meeting.   The matters voted on at the 2015 Annual Meeting and the voting results for each matter are set forth below.

(i)           The following individuals were elected to serve as Class II Directors of the Company for three-year terms to expire at the 2018 annual meeting of stockholders.

DIRECTORS	FOR	WITHHELD	BROKER NON-VOTE

Robert J. Pallé, Jr.	2,972,140	348,320	2,136,282
Gary P. Scharmett	2,686,395	634,065	2,136,282

(ii)  Stockholders approved a proposal to ratify the appointment of Marcum LLP, certified public accountants, as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015.

FOR	AGAINST	ABSTAIN

5,315,504	138,756	2,482

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLONDER TONGUE LABORATORIES, INC.

By:           /s/ Eric Skolnik
Eric Skolnik
Senior Vice President and Chief Financial Officer

Date: May 21, 2015

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